Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of QuantumScape Corporation (f/k/a Kensington Capital Acquisition Corp.) (the “Company”) on Form S-1 Amendment No. 2 [File No. 333-251433] of our report dated May 8, 2020, except for Note 7, as to which the date is June 26, 2020, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of the Company as of May 1, 2020 and for the period from April 17, 2020 (inception) through May 1, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on December 10, 2020 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

December 30, 2020